SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2003

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4295 San Felipe
Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Item 5.    Other Events.

On July 21, 2003, Prosperity Bancshares, Inc. (“Prosperity”) publicly disseminated a press release announcing that it had entered into an Agreement and Plan of Merger to acquire MainBancorp, Inc., a Texas corporation located in Dallas, Texas, and its subsidiary bank, mainbank, n.a., for 1,500,000 shares of Prosperity common stock and $9.5 million in cash, subject to adjustment. The purpose of this Current Report on Form 8-K is to file as Exhibit 99.1 a copy of the Company’s press release dated July 21, 2003 announcing such event. The press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to this exhibit.

Item 7.    Financial Statements and Exhibit.

Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1    —    Press Release dated July 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2003	PROSPERITY BANCSHARES, INC.

	By:	/s/ James D. Rollins III
James D. Rollins III Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 21, 2003.

2